 Exhibit 99.1

`

LuxUrban Hotels Inc. Announces Record 2023 First Quarter Financial Results

Net Rental Revenue Rose to $22.8 Million from $9.1 Million

Net Loss of $(2.8) Million Included $6.8 Million of Non-Cash Expenses and Other Items

Cash Net Income Improved to $2.2 Million; EBITDA Rose to $4.0 Million

MIAMI, FL, May 9, 2023 — LuxUrban Hotels Inc. (or the “Company”) (Nasdaq: LUXH), which utilizes an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in these properties in key major metropolitan cities, today announced financial results for the first quarter ended March 31, 2023 (“Q1 2023”). Reported results include cash net income and EBITDA, which are non-GAAP measures and are accompanied by reconciliation tables in this release.

Financial Results Overview

●	Q1 2023 net rental revenue rose 151% to $22.8 million from $9.1 million in the first quarter of 2022 (“Q1 2022”), driven primarily by an increase in average units available to rent from 479 in Q1 2022 to 988 in Q1 2023, as well as improved revenue per available room, or RevPAR, during this period.

●	Q1 2023 rent expense was $5.4 million, or 23.8% of net rental revenue, compared to rent expense of $2.3 million, or 25.1%, in Q1 2022, driven by increased number of units available for rent and the associated expenses.

●	Q1 2023 gross profit rose to $5.4 million, or 23.5% of net rental revenue, from $2.5 million, or 27.6% of net rental revenue in Q1 2022.

●	Q1 2023 net loss of $(2.8) million, or $(0.10) per share, compared to net income of $1.4 million, or $0.07 per share, in Q1 2022.

●	Q1 2023 net loss primarily included:

o	$1.7 million of non-cash rent expense amortization as compared to $0.3 million in Q1 2022;

o	$0.9 million of non-cash expenses related to the issuance of shares for operating expenses as compared to no such expenses in Q1 2022;

o	$0.4 million of non-cash stock compensation expense as compared to no such expense in Q1 2022

o	$0.2 million of non-cash option compensation expense as compared to no such expense in Q1 2022

o	$1.7 million of non-cash financing costs associated with shares issued for revenue share agreements; there was no such expenses incurred in Q1 2022

●	Adjusted cash net income rose to $2.2 million compared to $1.4 million in Q1 2022

●	EBITDA increased to $4.0 million from $2.2 million in Q1 2022.

2023 First Quarter Operational Highlights

●	RevPAR rose to $257 from $211 in Q1 2022, and from $247 at December 31, 2022

●	Commenced hosting guests at two short-term stay hotels in New York and Miami and ended Q1 2023 with 12 hotels hosting guests, up from 1 in Q1 2022 and from 10 at December 31, 2022

●	Total short terms stay units hosting guests in Q1 2023 rose to 1,034 from 479 in Q1 2022, and from 844 at December 31, 2022

●	As of May 9, 2023, the Company had 20 short-term stay hotels under MLA consisting of 1,673 rooms that will be hosting guests from early Q2 to early Q3

Select Recent 2023 Developments

●	In April, the Company entered into an agreement with the holder of its’ senior secured convertible notes (“Convertible Notes”) totaling approximately $5.0 million. The terms of this agreement are designed to allow the Company, subject to the satisfaction of certain conditions, to eliminate all debt associated with the Convertible Notes and gain access to new equity capital through a mandatory conversion feature.

Financial Condition

At March 31, 2023, cash and cash equivalents were $2.9 million compared to $1.1 million at December 31, 2022, and restricted cash was unchanged at $1.1 million when compared to December 31, 2022. Total debt at March 31, 2023 declined to $9.0 million from total debt of $14.0 million at December 31, 2022. Net debt at March 31, 2023 declined to $6.1 million from net debt of $10.3 million at December 31, 2022. In addition, our cash based days payables outstanding declined to 35 days at March 31, 2023 from 40 days at December 31 2022.

Commentary

“We have continued to adhere to a disciplined, asset-light growth strategy by focusing on select, high-quality properties in destination locations, strict underwriting criteria, and optimizing operational efficiencies across our organization,” said Brian Ferdinand, Chairman and Chief Executive Officer. “Our success in this regard is evidenced by significant quarter-over-quarter increases in net rental revenue and EBITDA, an expanded property operations portfolio, and an improved debt profile. We continue to see significant, long-term growth opportunities as hotel owners and operators confront the challenging financial realities created by the lingering effects of pandemic-induced property closures and rapidly rising interest rates. The long-term triple net lease alternatives that we offer allow these owners to improve property cash flows without losing ownership. We are committed to expanding our property portfolio in existing and new markets, enhancing our margins, and elevating our brand, while providing the highest-level guest experience to business and vacation travelers from around the world.”

“Our previously announced initiatives to significantly reduce or eliminate debt, enhance cash flow, and support our growth objectives began to manifest in Q1 2023,” said Shanoop Kothari, President and Chief Financial Officer. “Our total debt declined by $5.0 million from December 31, 2022 to March 31, 2023 as a result of our previously announced debt to equity conversion initiatives and debt paydown via cash generated from operations. We continue to improve our liquidity position and made significant strides over the quarter. For the balance of 2023, we expect to continue to reduce our legacy pre-IPO debt, reduce our overall cost of capital and continue to improve our liquidity position.”

Litigation Update

Also on May 9, 2023, the Company announced that the plaintiffs in seven lawsuits filed against CorpHousing LLC and Mr. Ferdinand in December 2022 each had voluntarily withdrawn their complaints on January 17th , 2023. While the Company and Mr. Ferdinand believe that each of these complaints was meritless and the allegations contained therein were baseless, the Company is glad these matters have been resolved with no payment due from the Company.

2

2023 Guidance

For the year ending December 31, 2023, the Company is reiterating its previous guidance of net rental revenue of $115 to $120 million and EBIDTA of $21 to $25 million.

The Company also continues to expect that 2,500-3,000 total short term stay hotel units will be operational by December 31, 2023. The financial guidance for 2023 does not reflect any expected material positive contribution that the commencement of operations at these properties will produce on net rental revenue and EBITDA and the Company will update its annual guidance accordingly to reflet these developments.

This financial and operations guidance is based on, among other factors, current business, economic, and public health conditions; the status of the Company’s acquisition pipeline and its ability to enter into these potential leases; and its current view of forward-looking unit operating metrics.

Conference Call

The Company will host a conference call on Wednesday, May 10, 2023 at 10:00 am Eastern Time to discuss the results. Investors interested in participating in the live call can dial:

~~●~~	(877) 407-9753 - U.S.

~~●~~	(201) 493-6739 - International

A simultaneous webcast of the call may be accessed online from the Events & Presentations section of the Investor Relations page of the Company’s website at www.luxurbanhotels.com.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties it leases to business and vacation travelers through the company’s online portal and third-party sales and distribution channels. The company currently manages a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. As of the date of this release, the company has approximately 1,673 hotel rooms available for rent, and seeks to rapidly build its portfolio on favorable economics through the acquisition of additional accommodations that were dislocated or are underutilized as a result of the pandemic and current economic conditions. In late 2021, the company commenced the process of winding down its legacy business of leasing and re-leasing multifamily residential units, as it pivoted toward its new strategy of leasing hotels. This transition has been substantially completed.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to financial and operational guidance, scheduled property openings, expected closing of noted lease transactions, continued closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our 10-K for the year ended December 31, 2022. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. The financial projections provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

3

Non-GAAP Information

The Company defines cash net income as net income (loss) before non-cash financing costs, non-cash stock compensation expense, non-cash stock option expense, non-cash rent amortization expense, accrued taxes, non-cash issuance of common stock for operating expenses, and depreciation. The Company believes that cash net income is useful to investors as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity. The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including EBITDA. The Company defines EBITDA as net income (loss) before interest, taxes, financing costs, depreciation and amortization, stock compensation expense and stock option expense, and incremental costs associated with its exit from SoBeNY. The Company’s management uses these non-GAAP financial metrics and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes these non-GAAP financial metrics are useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. EBITDA and cash net income are not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business. For purposes of the guidance provided herein for the year ended December 31, 2023, however, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation could not be accomplished without unreasonable effort. Non-GAAP measures for future periods which cannot be reconciled to the most comparable GAAP financial measures are calculated in a manner which is consistent with the accounting policies applied in the Company’s consolidated financial statements.

A reconciliation of net income (loss) to EBITDA and net income (loss) to CASH net income is included in the financial tables included with this press release.

CONTACT

LuxUrban Hotels Inc.	The Equity Group Inc.
Shanoop Kothari	Devin Sullivan, Managing Director
President & Chief Financial Officer	dsullivan@equityny.com
shanoop@luxurbanhotels.com

4

Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months Ended March 31,
	2023	2022

Net Rental Revenue	$22,814,175	$9,099,425
Rent Expense	5,421,867	2,282,783
Non-Cash Rent Expense Amortization	1,651,669	255,967
Other Expenses	10,378,765	4,047,412
Total Cost of Revenue	17,452,301	6,586,162
Gross Profit	5,361,874	2,513,263
General and Administrative Expenses	3,627,402	979,606
Non-Cash Issuance of Shares for Operating Expenses	884,816	-
Non-Cash Stock Compensation Expense	429,996	-
Non-Cash Option Compensation Expense	167,573	-
Total Operating Expenses	4,224,971	979,606
Income from Operations	1,136,903	1,533,657
Other Income (Expense)
Other Income	39,878	449,913
Cash Interest and Financing Costs	(2,130,605)	(564,137)
Non-Cash Financing Costs	(1,704,549)	-
Total Other Expense	(3,795,276)	(114,224)
(Loss) Income Before Provision for Income Taxes	(2,658,373)	1,419,433
Provision for Income Taxes	122,161	-
Net (Loss) Income	$(2,780,534)	$1,419,433
Basic and Diluted (Loss) Income Per Common Share	$(0.10)	$0.07
Basic and Diluted Weighted Average Number of Common Shares Outstanding	28,659,358	21,675,001

5

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and Cash Equivalents	$2,880,909	$1,076,402
Treasury Bills	-	2,661,382
Processor Retained Funds	6,952,243	6,734,220
Prepaid Expenses and Other Current Assets	702,143	963,300
Security Deposits - Current	112,290	112,290
Total Current Assets	10,647,585	11,547,594
Other Assets
Furniture and Equipment, Net	435,860	197,129
Restricted Cash	1,100,000	1,100,000
Security Deposits - Noncurrent	15,141,105	11,233,385
Prepaid Expenses and Other Noncurrent Assets	559,838	559,838
Operating Lease Right-of-Use Assets, Net	169,282,279	83,325,075
Total Other Assets	186,519,082	96,415,427
Total Assets	$197,166,667	$107,963,021
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$7,277,439	$6,252,491
Rents Received in Advance	5,198,743	2,566,504
Short Term Business Financing	825,905	2,003,015
Loans Payable - Current	6,480,294	10,324,519
Operating Lease Liabilities - Current	4,682,746	4,293,085
Accrued Income Taxes	122,161	-
Total Current Liabilities	24,585,288	25,439,614
Long-Term Liabilities
Loans Payable	1,667,522	1,689,193
Security Deposit Letter of Credit	3,500,000	2,500,000
Operating Lease Liabilities – Noncurrent	168,845,549	81,626,338
Total Long-Term Liabilities	174,013,071	85,815,531
Total Liabilities	198,598,359	111,255,145
Commitments and Contingencies
Stockholders’ Deficit
Common Stock ($0.00001 par value, 90,000,000 shares authorized; 29,392,464 and 27,691,918 shares issued and outstanding on March 31, 2023 and December 31, 2022; respectively)	293	276
Additional Paid-In Capital	22,367,541	17,726,592
Accumulated Deficit	(23,799,526)	(21,018,992)
Total Stockholders’ Deficit	(1,431,692)	(3,292,124)
Total Liabilities and Stockholders’ Deficit	$197,166,667	$107,963,021

6

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements, which are prepared in accordance with GAAP, we use EBITDA and Cash Net Income as a non-GAAP financial measures. We define EBITDA and Cash Net Income above in the paragraph entitled “Non-GAAP Information.”

The following table provides reconciliation of net loss to EBITDA and Cash Net Income:

	For The Three Months Ended
	March 31,
	2023	2022

Net (Loss) Income	$(2,780,534)	$1,419,433
Provision for Income Taxes and Other Taxes	122,161	--
Cash Interest and Financing Costs	2,130,605	564,137
Non-Cash Financing Costs	1,704,549	--
Non-Cash Stock Compensation Expense	429,996	--
Non-Cash Stock Option Expense	167,573	--
Non-Cash Rent Expense Amortization	1,651,669	255,967
Depreciation Expense	11,031	--
SoBe Exit Costs	602,726	--
EBITDA	$4,039,776	$2,239,537

Net (Loss) Income	$(2,780,534)	$1,419,433
Non-Cash Financing Costs	1,704,549	--
Non-Cash Stock Compensation Expense	429,996	--
Non-Cash Stock Option Expense	167,673	--
Non-Cash Rent Amortization Expense	1,651,669	--
Accrued Taxes	122,161	--
Non-Cash Issuance of Common Stock for Operating Expenses	884,816	--
Depreciation Expense	11,031	--
Cash Net Income	$2,191,261	$1,419,433

7